                                                                      Exhibit 11
                                                                      Page 1 of 1

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)

                                                       Three months ended March 31,
                                                       ----------------------------
Primary:                                                   1995             1994
                                                       ------------     ------------
Net income                                             $     21,507     $     17,210
Less:  Preferred stock dividends                               (281)            (280)
       Subsidiary dilutive securities                            (4)
                                                       ------------     ------------
                                                       $     21,222     $     16,930
                                                       ============     ============

Average common shares outstanding
  before common equivalents                                  86,108           84,436
Common equivalent stock options                               1,848            1,600
                                                       ------------     ------------
                                                             87,956           86,036
                                                       ============     ============

Net income per share (dollars)                         $       0.24     $       0.20
                                                       ============     ============


                                        Three months ended March 31,
                         -------------------------------------------------------
                                    1995                          1994
                         --------------------------    ----------------------------
                            Common                        Common
Fully Diluted:              Shares         Income         Shares           Income
                         ------------   ------------   ------------     ------------
Average common and
  equivalent shares
  and net income
  per above                    87,956   $     21,222         86,036     $     16,930
Common equivalent
  stock options                   286
                         ------------   ------------   ------------     ------------
                               88,242   $     21,222         86,036     $     16,930
                         ============   ============   ============     ============
Net income per
  share (dollars)                       $       0.24                    $       0.20
                                        ============                    ============